United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2018
Hannon Armstrong Sustainable Infrastructure
Capital, Inc.
(Name of Registrant as Specified In Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-35877 (Commission File Number)	46-1347456 (IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 28, 2018, SunStrong 2018-1 Issuer, LLC (the “Issuer”), an indirect wholly owned subsidiary of SunStrong Capital Holdings, LLC, which is a joint venture (the “Joint Venture”) between an indirect subsidiary of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) and SunPower Corporation ("SunPower"), completed a securitization in which the Issuer issued $400,000,000 aggregate principal amount of solar asset backed notes (the “Notes”). The Notes will accrue interest at a rate of 5.68% per annum with an anticipated repayment date in November 2028 and a rated final maturity date in November 2048. The Notes were issued pursuant to an indenture between the Issuer and Wells Fargo Bank, National Association, as indenture trustee.
In connection with the securitization, on November 21, 2018, the Company and SunPower entered into an indemnification agreement under which each of the parties has undertaken obligations relating to certain contingent liabilities arising from the securitization, including without limitation the obligation to indemnify for losses with respect to breaches of certain representations, warranties or covenants or certain information regarding the securitization. Although the Company believes that it is highly unlikely that it will be responsible for any material obligation under this agreement, the Company estimates it could be liable for maximum damages up to the principal amount of the Notes plus related costs. In addition, as previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, in connection with the Joint Venture, the Company has also guaranteed its compliance with certain actions under its control up to a maximum exposure of $300 million, which will decrease over time.

Item 8.01	Other Events

In connection with the securitization described above, the Issuer used a portion of the proceeds to prepay in full approximately $307 million of senior debt owing to certain subsidiaries of the Company by certain subsidiaries of SunPower involved in the securitization. The Company used a portion of these proceeds to prepay in full its (1) HASI SYB Loan Agreement 2015-3 of approximately $133 million and (2) HASI SYB Loan Agreement 2016-1 of approximately $116 million, and terminated the related interest rate swaps. Following these prepayments by the Company, the Company used the remaining proceeds it had received of approximately $58 million to prepay in full its approximately $37 million term loan borrowed in August 2018 and will use the remaining amount for general corporate purposes, including new investments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and General Counsel

Date: November 28, 2018